UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 2005

Qwest Communications International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 8, 2005, Qwest Communications International Inc. (“Qwest,” “we,” “us” or “our”) completed an offering of $1.265 billion aggregate principal amount of 3.50% Convertible Senior Notes due 2025 (the “Notes”).  The Notes were sold under Qwest’s effective Registration Statement on Form S-3 (Registration Statement No. 333-127160) originally filed with the Securities and Exchange Commission on August 3, 2005 and were issued pursuant to an Indenture, dated as of November 8, 2005, between Qwest and U.S. Bank National Association (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of November 8, 2005 between Qwest and U.S. Bank National Association (the “First Supplemental Indenture”).

The Notes bear interest at a rate of 3.50% per annum.  Qwest will pay interest on the notes on May 15 and November 15 of each year, beginning May 15, 2006.  The Notes will mature on November 15, 2025.

The Notes may be converted, on or after November 15, 2024, and also under certain circumstances before November 15, 2024, into common stock at an initial conversion rate of 169.4341 shares of Qwest common stock per $1,000 in principal amount of the Notes, which is equal to an initial conversion price of $5.90 per share.  Upon conversion of the Notes, a holder will receive an amount in cash equal to the principal amount of the Note plus shares of Qwest common stock (or cash in lieu of stock at Qwest’s option) to the extent the conversion value of the Notes exceeds the principal amount.

Qwest may redeem some or all of the Notes at any time on or after November 20, 2008 and before November 20, 2010, if the closing price of Qwest common stock exceeds the conversion price by 130% for a period of 20 trading days in a consecutive 30 day trading period.  The redemption price will be 100% of the principal amount of the Notes being redeemed together with a make-whole premium based on the present value of the remaining payments through November 20, 2010.  At any time on or after November 20, 2010, Qwest has the right to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed together with accrued and unpaid interest.

Holders of the Notes have the right to require Qwest to repurchase their Notes at 100% of the principal amount thereof plus accrued and unpaid interest on November 15, 2010, November, 15, 2015 and November 15, 2020 or in the event of certain fundamental changes, including change in control transactions.

The Notes are senior unsecured obligations of Qwest and will rank equally in right of payment with all other senior unsecured debt and senior to all future subordinated debt.

Qwest intends to use the net proceeds from the offering of the Notes, together with existing cash and cash equivalents, to fund a tender offer for the outstanding 13.00% Senior Subordinated Secured Notes due 2007, 13.50% Senior Subordinated Secured Notes due 2010 and 14.00% Senior Subordinated Secured Notes due 2014 issued by its wholly-owned subsidiary, Qwest Services Corporation.  Any remaining net proceeds will be used for other general corporate purposes and potential future refinancing of indebtedness.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Base Indenture and the First Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of November 8, 2005, by and between Qwest Communications International Inc. and U.S. Bank National Association.

Exhibit 4.2	First Supplemental Indenture, dated as of November 8, 2005, by and between Qwest Communications International Inc. and U.S. Bank National Association.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers or otherwise reorganizing their capital structure to more effectively compete against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest Communications International Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: November 14, 2005	By:	/s/ Stephen E. Brilz
Name: Stephen E. Brilz
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of November 8, 2005, by and between Qwest Communications International Inc. and U.S. Bank National Association.

Exhibit 4.2	First Supplemental Indenture, dated as of November 8, 2005, by and between Qwest Communications International Inc. and U.S. Bank National Association.